EXHIBIT 31

                         CERTIFICATION PURSUANT TO
               SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Mettler-Toledo International Inc. (the "Company") does hereby certify, to such officer's knowledge, that:

This quarterly report on Form 10-Q for the period ending March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:  May 14, 2003


/s/  Robert F. Spoerry


Robert F. Spoerry
Chief Executive Officer


/s/  Dennis W. Braun


Dennis W. Braun
Chief Financial Officer